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                                                                     EXHIBIT 4.2

                                 AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT

      This AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the "Amendment") dated as of November 23, 2005 amends that certain Amended and Restated Rights Agreement dated as of May 14, 2002 (the "Rights Agreement") by and between Synovus Financial Corp., a Georgia corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent").

      WHEREAS, Section 27 of the Rights Agreement provides that prior to the Stock Acquisition Date, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights or the Common Stock;

      WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company and its shareholders to so amend Section 7(a)(i) of the Rights Agreement to accelerate the Final Expiration Date under the Rights Agreement; and

      WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

      NOW, THEREFORE, in consideration of the above and the agreements set forth herein, the parties hereto agree as follows:

      1. Section 7(a)(i) of the Rights Agreement is hereby deleted in its entirety and replaced with the phrase "(i) the Close of Business on December 31, 2005 ("Final Expiration Date"),".

      2. The Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      3. Except as specially amended hereby, the Rights Agreement shall remain in full force and effect as is hereby ratified and confirmed.

                       [Signatures on the following page]

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:                                      SYNOVUS FINANCIAL CORP.

By: /s/ Mary Maurice Young                   By: /s/ Kathleen Moates
Name: Mary Maurice Young                     Name: Kathleen Moates
Its: Staff Attorney                          Its: Senior Vice President and
                                             Senior Deputy General Counsel

Attest:                                      MELLON INVESTOR SERVICES LLC

By: /s/ Mona Vorhees                         By: /s/ David M. Cary
Name: Mona Vorhees                           Name: David M. Cary
Its: Client Relationship Executive           Its: Client Relationship Executive